UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2010

Volterra Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47467 Fremont Blvd., Fremont, CA	94538-6437
(Address of principal executive offices)	(Zip Code)

(510) 743-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2010, Volterra Semiconductor Corporation (the “Company”) amended its lease agreements entered into on May 9, 2007 with ProLogis for its corporate headquarters at 47467 Fremont Blvd. and 47451 Fremont Blvd. (the “Lease Amendments”). These Lease Amendments provide additional office and laboratory space needed to accommodate the Company’s continued growth, and allow the Company to lower its monthly expenses on its current space by extending its lease at more favorable market rates. The Lease Amendments expand the Company’s presence at 47451 Fremont Blvd by an additional 16,111 square feet, provide the Company with a tenant improvement allowance of approximately $220,000 for such expansion space, and extend the terms of both leases through February 2015. Under the Lease Amendments, the Company has also obtained a right of first offer to lease an additional 73,566 square feet of office space within the Company’s business park if it becomes available during the terms of the leases. The foregoing description of the Lease Amendments are qualified in their entirety by the full text of the Lease Amendments which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Number	Description

10.1	First Amendment to Lease Agreement, dated March 23, 2010, between ProLogis and the Registrant (47451 Fremont Blvd).

10.2	First Amendment to Lease Agreement, dated March 23, 2010, between ProLogis and the Registrant (47467 Fremont Blvd).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

By:	/s/ DAVID OH
Name:	David Oh
Title:	General Counsel

Dated: March 29, 2010